UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): February 28, 2025

AMERIGUARD SECURITY SERVICES, INC.

(Exact Name of Registrant as Specified in its Charter)

Nevada	333-173039	99-0363866
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5470 W. Spruce Avenue, Suite 102 Fresno, CA
(Address of principal executive offices)

(559) 271-5984
(Registrant’s telephone number, including area code)

(Former Name or former address if changed from last report.)

Securities registered pursuant to Section 12(g) of the Act: None

Securities registered pursuant to Section 12(b) of the Act: None

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13d -4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.02 Termination of a Material Definitive Agreement.

As previously disclosed in that certain Current Report on Form 8-K filed as of January 16, 2024 (the “Prior Form 8-K”), on December 18, 2023, Ameriguard Security Services Inc. (“AGSS”) entered into a revenue purchase agreement with Velocity Capital Group LLC (“VCG”), pursuant to which AGSS received $412,500 from VCG, for a purchase amount of $565,125. The purchased interest percentage was 8.48%. AGSS committed to paying VCG $17,660 weekly.

Further, as disclosed in the Prior Form 8-K, on December 20, 2023, AGSS entered into a standard merchant cash advance agreement with TVT CAP (“TVT”), pursuant to which AGSS received $736,000 from TVT, for a purchase price of $800,000 and a purchased receivables amount of $1,199,200. The purchased interest percentage was 14.87%. AGSS committed to paying VCG $49,966.67 weekly.

Finally, as disclosed in the Prior Form 8-K, on January 2, 2024, AGSS entered into a standard merchant cash advance agreement with Cedar Advance LLC (“Cedar”), pursuant to which AGSS received $504,000 from Cedar, for a purchase price of $525,000 and a purchased receivables amount of $719,250. The purchased interest percentage was 12%. AGSS committed to paying VCG $22,476.56 weekly.

As of February 28, 2025, AGSS has cancelled, settled or otherwise terminated each of the aforementioned agreements in this Item 1.02 to this Current Report on Form 8-K with each of the counterparties thereto in accordance with the respective terms and conditions of each of such agreements. AGSS undertook such actions as part of its periodic review of outstanding financing arrangements with third parties in furtherance of meeting the ongoing capital requirements of its business.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

March 5, 2025

Ameriguard Security Services Inc.

/s/ Lawrence Garcia
By:	Lawrence Garcia
Title:	President and Chief Executive Officer

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